UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 7.01    Regulation FD Disclosure.

I.    Price Risk Management

With the objective of enhancing the certainty of future revenues and cash flows, from time to time EOG enters into financial price swap, option, swaption, collar and basis swap contracts. EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

For the fourth quarter of 2021, EOG anticipates a net gain of $136 million on the mark-to-market of its financial commodity derivative contracts. During the fourth quarter of 2021, the net cash paid for settlements of financial commodity derivative contracts was $122 million.

For the quarter ended December 31, 2021, NYMEX WTI crude oil averaged $77.17 per Bbl, and NYMEX natural gas at Henry Hub averaged $5.83 per MMBtu. EOG's actual realizations for crude oil and natural gas for the quarter ended December 31, 2021, differ from these NYMEX prices due to delivery location (basis), quality and appropriate revenue adjustments. EOG's actual realizations for NGLs are influenced by the components extracted, including ethane, propane, butane and natural gasoline, among others, and the respective market pricing for each component.

II.    Commodity Derivative Transactions

Presented below is a comprehensive summary of EOG's financial commodity derivative contracts as of January 28, 2022. For a summary of EOG's financial commodity derivative contracts as of October 29, 2021, see Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations of EOG's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed on November 4, 2021 (Quarterly Report on Form 10-Q). Since filing its Quarterly Report on Form 10-Q, EOG has entered into additional commodity derivative contracts.

Crude Oil Financial Price Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price ($/Bbl)

January 2021 (closed)	NYMEX WTI	151	$50.06
February - March 2021 (closed)	NYMEX WTI	201	51.29
April - June 2021 (closed)	NYMEX WTI	150	51.68
July - September 2021 (closed)	NYMEX WTI	150	52.71
January - March 2022	NYMEX WTI	140	65.58
April - June 2022	NYMEX WTI	140	65.62
July - September 2022	NYMEX WTI	140	65.59
October - December 2022	NYMEX WTI	140	65.68
January - March 2023	NYMEX WTI	150	67.92
April - June 2023	NYMEX WTI	120	67.79
July - September 2023	NYMEX WTI	100	70.15
October - December 2023	NYMEX WTI	69	69.41

Crude Oil Basis Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price Differential ($/Bbl)

February 2021 (closed)	NYMEX WTI Roll Differential (1)	30	$0.11
March - December 2021 (closed)	NYMEX WTI Roll Differential (1)	125	0.17
January - February 2022 (closed)	NYMEX WTI Roll Differential (1)	125	0.15
March - December 2022	NYMEX WTI Roll Differential (1)	125	0.15
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(1)    This settlement index is used to fix the differential in pricing between the NYMEX calendar month average and the physical crude oil delivery month.

NGL Financial Price Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price ($/Bbl)

January - December 2021 (closed)	Mont Belvieu Propane (non-Tet)	15	$29.44

Natural Gas Financial Price Swap Contracts
		Contracts Sold		Contracts Purchased
Period	Settlement Index	Volume (MMBtud in thousands)	Weighted Average Price ($/MMBtu)	Volume (MMBtud in thousands)	Weighted Average Price ($/MMBtu)

January - March 2021 (closed)	NYMEX Henry Hub	500	$2.99	500	$2.43
April - September 2021 (closed)	NYMEX Henry Hub	500	2.99	570	2.81
October - December 2021 (closed)	NYMEX Henry Hub	500	2.99	500	2.83
January - December 2022 (closed) (1)	NYMEX Henry Hub	20	2.75	—	—
January - February 2022 (closed)	NYMEX Henry Hub	725	3.57	—	—
March - December 2022	NYMEX Henry Hub	725	3.57	—	—
January - December 2023	NYMEX Henry Hub	725	3.18	—	—
January - December 2024	NYMEX Henry Hub	725	3.07	—	—
January - December 2025	NYMEX Henry Hub	725	3.07	—	—
April - September 2021 (closed)	JKM	70	6.65	—	—
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(1)    In January 2021, EOG executed the early termination provision granting EOG the right to terminate all of its 2022 natural gas price swap contracts which were open at that time. EOG received net cash of $0.6 million for the settlement of these contracts.

Natural Gas Basis Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MMBtud in thousands)	Weighted Average Price Differential ($/MMBtu)

January 2022 (closed)	NYMEX Henry Hub HSC Differential (1)	210	$(0.01)
February - December 2022	NYMEX Henry Hub HSC Differential (1)	210	(0.01)
January - December 2023	NYMEX Henry Hub HSC Differential (1)	135	(0.01)
January - December 2024	NYMEX Henry Hub HSC Differential (1)	10	0.00
January - December 2025	NYMEX Henry Hub HSC Differential (1)	10	0.00
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(1)    This settlement index is used to fix the differential between pricing at the Houston Ship Channel and NYMEX Henry Hub prices.

IV.    Forward Looking Statements

Information Regarding Forward-Looking Statements

    This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," “aims,” "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;
•the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
•the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion, operating and capital costs related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
•the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, natural gas liquids and natural gas;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
•the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, and export facilities;
•the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;
•the impact of, and changes in, government policies, laws and regulations, including any changes or other actions which may result from the recent U.S. elections and change in U.S. administration and including tax laws and regulations; climate change and other environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
•EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and drilling, completing and operating costs with respect to such properties;
•the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;
•competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;
•the availability and cost of employees and other personnel, facilities, equipment, materials (such as water and tubulars) and services;
•the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
•weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage, transportation, and export facilities;
•the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
•EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
•the extent to which EOG is successful in its completion of planned asset dispositions;
•the extent and effect of any hedging activities engaged in by EOG;
•the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
•the duration and economic and financial impact of epidemics, pandemics or other public health issues, including the COVID-19 pandemic;
•geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;
•the use of competing energy sources and the development of alternative energy sources;
•the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
•acts of war and terrorism and responses to these acts; and
•the other factors described under ITEM 1A, Risk Factors of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

    In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Glossary:
$/Bbl	Dollars per barrel
$/MMBtu	Dollars per million British Thermal Units
Bbl	Barrel
EOG	EOG Resources, Inc.
HSC	Houston Ship Channel
JKM	Japan Korea Marker
MBbld	Thousand barrels per day
MMBtu	Million British Thermal Units
MMBtud	Million British Thermal Units per day
NGL	Natural Gas Liquids
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: February 1, 2022	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)